Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-213687 on Form S-1 and Registration Statement No.333-213610 on Form S-8 of our report dated March 30, 2017 included in this Annual Report on Form 10-K of Sun BioPharma, Inc. (the “Company”), relating to the consolidated financial statements of the Company as of December 31, 2016 and 2015 and for the years then ended.

/s/ Cherry Bekaert
Tampa, Florida
March 30, 2017